Exhibit (p)(3)
CODE OF ETHICS
While the Firm is confident of its employees’ integrity and good faith, there are certain instances where employees possess knowledge regarding present or future transactions or have the ability to influence portfolio transactions made by the Firm for its clients in securities in which they personally invest. In these situations personal interest may conflict with that of the Firm’s clients.
In view of the above, the Firm has adopted this Code of Ethics to establish reporting requirements and enforcement procedures designated to prohibit potential conflicts of interest.
A. Statement of General Principles
In recognition of the trust and confidence placed in the Firm by its clients and to stress its belief that its operations are directed to the benefit of its clients, the Firm has developed and adopted the following general principles to guide its employees, officers, and directors:
1.	Compliance with the federal securities laws and the rules promulgated under those laws form the baseline requirements for the Firm and its employees. The Firm has adopted policies and procedures reasonably designed to prevent violations of these laws and regulations. The directors, officers and employees of the Firm have the obligation to follow the Firm’s policies and procedures as well as other requirements or prohibitions of the applicable federal securities laws. Questions about the Firm’s policies and procedures or about the obligations of access persons under the applicable federal securities laws should be directed to the Firm’s designated Compliance Officer.

2.	The interests of the clients are paramount and all associated persons of the Firm must conduct themselves in such a manner that the interests of the clients take precedence over all others.

3.	All personal securities transactions by associated persons of the Firm must be accomplished in such a way as to avoid any conflict between the interest of the Firm’s clients and the interest of any associated person.

4.	All associated persons of the Firm must avoid actions or activities that allow personal benefit or profit from their position with regard to the Firm’s clients.
B. Definitions
1.	“Access Person” is
(a)	any person including directors, officers, or associated persons who (i) has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (ii) who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic; or
(b)	any director, officer or general partner of the Firm who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Covered Fund for which the Firm acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Covered Fund regarding the purchase or sale of Covered Securities.
2.	“Beneficial Ownership” of a security — a person is considered to be a beneficial owner of any securities in which he has a direct or indirect monetary interest or is held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

3.	“Control” means the power to exercise a controlling influence over the management or policies of a Firm, unless such power is solely the result of an official position with such Firm. Ownership of 25% or more of a Firm’s outstanding voting security is presumed to give the holder control over the Firm.

4.	“Covered Fund” means any open-end mutual fund for which the Firm serves as principal underwriter.

5.	“Investment Personnel” means all Access Persons who occupy the position of portfolio manager with respect to the clients of the Firm or who execute or help execute any portfolio manager’s decisions.

6.	“Purchase or Sale of a Security” includes, among other things, the writing of an option to purchase or sell a security.

7.	“Security” shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that is shall not include securities issued by the Government of the United States or an agency thereof; banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by open-end mutual funds.

8.	A “Security Held or to be Acquired” by the clients means any security which, within the most recent fifteen days, (i) is or has been held by the clients or (ii) is being or has been considered by the Firm for purchase by the clients.

9.	A Security is “being purchased or sold” by the clients from the time when a purchase or sale has been communicated to the Firm until the time when such transaction has been fully completed or terminated.

C. Prohibited Purchases and Sales of Securities
1.	No Access Person shall, in connection with the purchase or sale, directly or indirectly:

a.	employ any device, scheme or artifice to defraud;

b.	make any untrue statement of a material fact or omit to state a material fact;

c.	engage in any act, practice or course of business which would operate as a fraud or deceit; and

d.	engage in any manipulative practice.
D. Pre-Clearance of Transactions
1.	The following transactions must be approved by the designated supervisor:

a.	transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the clients and which are otherwise in accordance with Rule 17j-1 of the Investment Company Act of 1940, as amended (the “1940 Act”).

b.	purchases or sales of securities which are not eligible for purchase or sale by any client, as determined by reference to the 1940 Act and the Securities Exchange Act of 1934, as amended, and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the clients and their series, and undertakings made to regulatory authorities.

c.	transactions which the designated supervisor after consideration of all the facts and circumstances, determines not to be in violation of Section 16.3 of this Code and to present no reasonable likelihood of harm to the clients.

2.	Investment Personnel must obtain approval from any covered fund or the covered fund’s investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering (as those terms are defined in Rule 17j-1 under the 1940 Act).
E. Additional Restrictions and Requirements
1.	No Access Person shall accept or receive any gift in excess of $100 value from any person or entity that does business with or on behalf of the Firm.

2.	Each Access Person must have duplicate statements for all personal brokerage accounts sent to compliance.

3.	Only the servicing representative, compliance and supervisory personnel shall have access to customer account records or nonpublic information regarding a customer account.

4.	No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company unless such position has been presented to and approved by the Firm.
F. Reporting Obligation
1.	The Adviser shall create and maintain a listing of all Access Persons, Investment Personnel, and designated supervisors.

2.	Each Access Person shall report all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership or submit appropriate statements. This reporting can be accomplished through the Quarterly Certification process.

3.	Compliance shall identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.
G. Reports
1.	An Initial Holdings Report shall be submitted no later than 10 days after an individual becomes an Access Person. The information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The report must contain the following information:
1.
a.	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

b.	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

c.	The date that the report is submitted by the Access Person.
2.	Each Access Person shall submit quarterly reports or statements of personal securities transactions to Compliance. An Access Person need not make a Quarterly Transaction Report under paragraph 5 of this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Firm with respect to the Access Person in the time period required by paragraph 5 of this section, if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or otherwise in the records of the Firm.
3.	Access Persons shall submit Annual Holding Reports. The following information must be provided, and must be current as of a date no more than 45 days before the Report is submitted, and must contain the following information:
a.	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b.	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

c.	The date that the report is submitted by the Access Person.
4.	Every Access Person shall report the name of any publicly-owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him if such total ownership is more than 1% of the company’s outstanding shares.

5.	A Quarterly Transaction Report, broker trade confirmation or account statement shall be submitted by each Access Person no later than 30 days after the end of the calendar quarter in which the transaction to which the report or statement relates was effected, and shall contain the following information:
a.	With respect to any transaction during the quarter in a Covered Security or Covered Fund in which the Access Person had any direct or indirect beneficial ownership:
1.	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

2.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.	The price of the Covered Security at which the transaction was effected;

4.	The name of the broker, dealer or bank with or through which the transaction was effected; and

5.	The date that the report is submitted by the Access Person.
b.	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
1.	The name of the broker, dealer or bank with whom the Access Person established the account;

2.	The date the account was established; and

3.	The date that the report is submitted by the Access Person.
6.	In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned, signed and dated.

7.	Report forms will be sent to all Access Persons by compliance prior to the end of each quarter in the form of the Quarterly Certification program.
H. Review and Enforcement
Compliance shall review a sample of reported personal securities transactions, brokerage statements, and/or the clients’ securities transactions to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, Compliance shall give such person an opportunity to supply additional explanatory material. With respect to persons who are Access Persons under section 16.2(1)(b) of this Code, Compliance shall review all reports made under section 16.7 of this Code.
If Compliance determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the President, who shall make an independent determination as to whether a violation has occurred. If the President finds that a violation has occurred, he together will Compliance shall impose upon the individual such sanctions as they deem appropriate and shall report the violation and the sanction imposed.

No less frequently than annually, the Firm must furnish to a Covered Fund’s board of directors or board of trustees, as applicable, and such board of directors must consider, a written report that describes any issues arising under this Code since the last report to such board, including, but not limited to, information about material violations of this Code and sanctions imposed in response to the material violations; and certify that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.
I. Records
The Firm shall maintain records in the manner and to the extent set forth below, and will make them available for examination by representatives of the Securities and Exchange Commission.
1.	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

2.	A record of any violation of this Code and any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

3.	A copy of each report (including any information provided in lieu of the reports under section 16.7) made pursuant to this Code by an officer or supervisor and any person who is an Access Person under Section 16.2(1)(b) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

4.	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place; and

5.	A copy of each report required by section 16.8 of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.
J. Quarterly Certification
The Chief Executive Officer will require that each Registered Representative respond to a quarterly certification regarding their involvement, if any, in securities/commodities transactions, legal proceedings, or customer complaints.

BOSC, Inc.
QUARTERLY CERTIFICATION
Quarterly representation regarding gifts and gratuities, customer complaints, legal proceedings and private securities transactions
In accordance with the Policies, Procedures and Compliance Manual of BOSC, Inc.,
I certify the following:
           Please provide complete details.
USE “TAB” KEY FOR NEXT LINE

* Last Name
* First, Middle Name
* Title
* Office Location
(provide actual street address)
* Home Street Address
Address (cont.)
* City
* State
* Zip Code
* Is this a new address	YES NO
New address effective date
* County
* Work Phone
* Last 4 Numbers of Social Security	XXXX
Please answer all questions.

1.	Are you subject to a pending customer complaint , involved in litigation , arbitration or have you received a letter from a customer indicating dissatisfaction?
 YES      NO

If “Yes”, Provide Details
If yes, have you followed all procedures with respect to customer complaints?
YES      NO
2.	Have you given/received a gift or gratuity to/from a customer or vendor with a value in excess of $50.00?
YES      NO
If “Yes”,  Provide Details
3.	Do you have, or does someone that you know have a brokerage account with BOSC, Inc. or another Broker/Dealer that you have a financial interest* in or have discretionary authority over?

* (Ex. You provide partial or full support for an individual, or the individual lives with you)
YES      NO
a.	If “Yes”, please provide name of account holder, (self, immediate family member(s)), firm name, address of broker/dealer and account number?
Details

b.	If “Yes”, are copies of statements and confirmations provided to compliance?
YES      NO
4.	Do you manage the account(s) of immediate family members or relatives? (children, spouse, mother, father ,sister ,brother)
YES      NO
a.	Have you, immediate family members or relatives in accounts that you manage had securities transactions?
YES      NO
b.	If “Yes”, are copies of statements and confirmations provided to compliance?
YES      NO
5.	Do you understand that you are prohibited from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others?
YES      NO
6.	Are you aware that all political contributions must be approved in writing by the President/CEO and compliance prior to making the contribution?
YES      NO
a.	In the last quarter did you make any political contributions?
YES      NO
b.	If “Yes” did you receive authorization from your immediate supervisor and compliance prior to making the contribution?
YES      NO      NOT APPLICABLE
c.	If “No”, have you provided details of all contributions to compliance and to your immediate supervisor?
YES      NO      NOT APPLICABLE
d.	If you have not provided details of all contributions made by you, please provide the following information:

date(s) of contribution(s)
amounts of contribution
name of person receiving the contribution
political affiliation of person (Democrat/Republican)
City, County or State Office (i.e. Governor, D.A., Senator, etc.)
Details
7.	Are you aware that all paid or un-paid outside business interest, directorships, full or part-time employment or volunteer work must be approved by the President/CEO?
YES      NO
a.	Do you have any paid or un-paid outside business interests, directorships, full or part-time employment, or participate in any volunteer work?
YES      NO
b.	If “Yes” please provide details of each activity even if previously reported, and designate the activity as “Paid” or “Un-Paid”. Activities not designated will be treated as a “Paid” outside activity by BOSC, Inc. Compliance.
Details
8.	Are you trustee or successor trustee of a customer account?
YES      NO
Details
9.	Are you a partner in a general or limited partnership?

YES      NO
Details
10.	Do you have discretionary authority over customer accounts?
YES      NO
Details
11.	Do you understand that you are prohibited from using confidential, nonpublic information for financial gain while the Bank or BOSC, Inc. is acting in a fiduciary or agency capacity?
YES      NO
12.	Are you aware that information you obtain and material and applications you develop in the course of your employment is proprietary property of your employer and cannot be used to your own advantage, nor taken from BOSC or Bank of Oklahoma should you leave its employ?
YES      NO
13.	Are you aware that you are responsible for checking the National and BOSC, Inc. “Do Not Call File” on the Intranet?
YES      NO
14.	Are you aware that you are responsible for checking the “Registration Connection” page on the Intranet to ensure that all information concerning your Securities and Insurance Registration is correct?
YES      NO

15.	Are you currently licensed in any state or jurisdiction that is longer necessary and could be removed?
YES      NO
16.	Are you in full compliance with BOSC, Inc. Anti-Money Laundering and Customer Identification procedures?
YES      NO
17.	Do you currently have principal supervisory responsibility for one or more Registered Representatives?
YES      NO
If Yes, I certify that I have reviewed a representative sample of e-mails from employees that I have supervisory responsibility for this quarter.
YES      NO
 Additional Comments
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BOSC, Inc. Compliance
Copyright © 2000 BOSC, Inc.  All rights reserved.
Revised: July 18, 2007.